Exhibit 99.1

Briggs & Stratton Corporation Announces Adoption of Rule 10b5-1 Plan By

Chief Executive Officer

Milwaukee, WI — November 1, 2007/PR Newswire/Briggs & Stratton Corporation (NYSE:BGG)

Briggs & Stratton Corporation (the “Company”) today announced that John S. Shiely, Chairman, President and Chief Executive Officer, has entered into an individual stock trading plan in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934.

Mr. Shiely informed the Company that under his trading plan he intends to sell a total of 92,540 shares of Company common stock that will be issued as a result of the exercise of stock options that would otherwise expire on August 7, 2008. The purpose of the plan is to provide Mr. Shiely with the ability to exercise his expiring options and sell the underlying Company common stock in an orderly manner and avoid concerns about the timing of the transactions.

Other Company executives may from time to time adopt Rule 10b5-1 plans.

J. E. Brenn
Senior Vice President and Chief Financial Officer

/CONTACT: James E. Brenn, Senior Vice President and Chief Financial Officer, Briggs & Stratton Corporation, 414-259-5333/